STIFEL FINANCIAL CORP.
Form 8-K Dated September 12, 2005
Exhibit 99.1: Press Release

[Stifel Financial Corp. logo] Stifel Financial News

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FOR IMMEDIATE RELEASE

STIFEL FINANCIAL CORP. ANNOUNCES
AGREEMENT TO PURCHASE LEGG MASON CAPITAL MARKETS BUSINESS
FROM CITIGROUP

ST. LOUIS, September 12, 2005 -Stifel Financial Corp. (NYSE: "SF") announced today that it has entered into an agreement with Citigroup Inc. to acquire substantially all of the Legg Mason capital markets business ("LM Capital Markets"). The LM Capital Markets business is part of Legg Mason Wood Walker, Inc., which Citigroup recently agreed to acquire from Legg Mason, Inc. The LM Capital Markets business to be acquired by Stifel includes the Investment Banking, Equity and Fixed Income Research, Equity Sales and Trading, Structured Finance, and Taxable Fixed Income Sales and Trading Departments of Legg Mason.

Stifel will pay Citigroup an amount equal to the net book value of assets being acquired, primarily fixed assets and securities inventories, plus a premium of up to $37 million. $7 million of that premium will be paid in cash at closing with the balance of up to $30 million being a potential earn-out payment by Stifel to Citigroup, based on the performance of the combined capital markets business of Stifel for calendar years 2006, 2007, and 2008.

At closing of the transaction, which is expected to occur in the fourth quarter of this year, the entire management team and substantially all of the other key associates of LM Capital Markets have agreed to join Stifel.

In addition to the transaction consideration described above, Stifel anticipates issuing approximately 1,370,000 shares of restricted stock units to key associates of LM Capital Markets. Also, the Company anticipates issuing approximately 530,000 restricted stock units as a match for LM personnel who purchase, in the aggregate, up to 1,060,000 shares of Stifel stock in a private placement expected to close simultaneously with the transaction. Substantially all the restricted stock units will vest annually over three years. The consummation of the transaction is subject to the satisfaction of certain specified conditions including approval by relevant regulatory authorities.

"The combination of Stifel Nicolaus and LM Capital Markets makes tremendous sense strategically, financially, and from a client service standpoint," commented Ronald J. Kruszewski, chairman and chief executive officer of Stifel Financial Corp. and Stifel, Nicolaus & Company, Incorporated. "Not only will we nearly double our size and increase our footprint, but we will greatly enhance our capabilities. Of particular note, the combined talents of Stifel Nicolaus and LM Capital Markets mean we will now have substantial research and capital market capabilities tailor-made to serve our clients."

The nearly 500 professionals of Legg Mason Capital Markets will remain at their present locations and will become the core of the Capital Markets Division of Stifel Nicolaus. Once combined, the firm will have approximately 1,800 associates in 113 offices in the U.S. and Europe.

This combination creates an enterprise with powerful attributes, including:

* The largest domestic equity research franchise off Wall Street, with 54 analysts and over 675 stocks under coverage

* A well-established track record of success - since 2000, on a combined basis, the firms have:

- Managed 583 Public Offerings as lead or co-manager, raising $142.2 billion

- Advised in 262 M&A transactions, totaling $14.9 billion

-Served as placement agent in 260 private placements raising $11.1 billion

* A highly regarded private client group, comprised of approximately 625 Investment Executives managing over $24 billion in client assets

* Market making in over 800 NASDAQ stocks

* A taxable fixed income group with over 1,600 active institutional clients driving in excess of $66 billion in annual trade volumes to complement Stifel's strong municipal practice

* Total commitment to the enterprise, as all key professionals will have substantial equity participation in Stifel

"This is an outstanding group of high-quality individuals that I believe will make a significant contribution to Stifel Financial," commented Raymond "Chip" Mason, Chairman and CEO of Legg Mason, Inc.

Mr. Kruszewski continued, "The foundation of our business is our people, and we are especially excited that the team that made LM Capital Markets a success is joining us. Of significance, nearly all of the senior professionals of LM Capital Markets will remain with the combined firm. In addition, my optimistic outlook is shared by these capital markets professionals, who have indicated their intent to invest in Stifel Financial. Our shared entrepreneurial spirit has been evident throughout our discussions, and I am convinced that our two organizations will work seamlessly and successfully."

With respect to leadership, Messrs. Richard J. Himelfarb, Director of LM Investment Banking, Thomas P. Mulroy, Director of LM Equity Capital Markets and Joseph A. Sullivan, Director of LM Fixed Income Capital Markets will hold comparable positions in the combined firm and will serve on the Executive Committee of Stifel Nicolaus. Furthermore, it is anticipated that Messrs. Himelfarb, Mulroy, and Sullivan would be nominated to serve on the Stifel Financial Corp. Board of Directors.

Messrs. Himelfarb, Mulroy and Sullivan jointly commented, "The LM Capital Markets team is looking forward to joining a firm whose central mission exactly matches our core competencies. Together, our knowledge-driven approach to serving clients will reinforce our competitive advantages in the marketplace."

Mr. Kruszewski concluded, "In summary, we believe this transaction continues our resolve to be a premier investment banking and brokerage firm which is well positioned to generate significant value to our clients, shareholders, communities, and associates."

Conference Call Information:

Stifel Financial Corp. will hold a conference call on September 12, 2005, at 10:00 EDT/ 9:00 CDT. This call will be Webcast and can be accessed on the Investor Relations portion of the Stifel Financial Corp. website at www.stifel.com as well as on all sites within CCBN's Investor Distribution Network. To participate on this call, please dial 888-676-3684 and reference Stifel Financial Corp. conference ID number 9503634.

This press release contains certain statements that may be deemed to be "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements in this press release not dealing with historical results are forward-looking and are based on various assumptions. The ultimate structure of any transaction ultimately consummated by Stifel and Citigroup pertaining to the LM Capital Markets business could vary materially from that outlined herein. Stifel disclaims any intent or obligation to update these forward-looking statements.

The LM Capital Markets business is part of Legg Mason Wood Walker, Inc., which Citigroup recently agreed to acquire from Legg Mason, Inc. The LM Capital Markets business to be acquired by Stifel includes the Investment Banking, Equity and Fixed Income Research, Equity Sales and Trading, Structured Finance, and Taxable Fixed Income Sales and Trading Departments of Legg Mason. This division has nearly 500 associates in 22 offices in the United States and Europe. The LM Capital Markets business to be acquired by Stifel excludes the Howard Weil Financial Corporation and its subsidiaries and the municipal finance related segments of the LM Capital Markets business. To learn more about LM Capital Markets, please visit Legg Mason's website at www.leggmason.com and visit the capital markets section.

Stifel Financial Corp. is the parent company of Stifel, Nicolaus & Company, Incorporated, a regional, full-service brokerage and investment banking firm founded in 1890 and headquartered in St. Louis, Missouri, which operates 91 offices in 17 states, mostly in the central United States. A full range of investments, including stocks, corporate and municipal bonds, mutual funds, annuities, insurance, options, and managed assets accounts are available through the firm. Stifel Financial Corp. is listed on the New York Stock Exchange under the symbol "SF." To learn more about Stifel, please visit the company's web site at www.stifel.com.

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